SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            Form 8-K


                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 27, 1999




Commission    Registrant; State of Incorporation;      IRS Employer
File Number       Address; and Telephone Number      Identification No.
-----------   ----------------------------------    -------------------

1-11375       UNICOM CORPORATION                        36-3961038
         (an Illinois corporation)
         37th Floor, 10 South Dearborn Street
         Post Office Box A-3005
         Chicago, Illinois 60690-3005
         312/394-7399


1-1839        COMMONWEALTH EDISON COMPANY               36-0938600
         (an Illinois corporation)
         37th Floor, 10 South Dearborn Street
         Post Office Box 767
         Chicago, Illinois 60690-0767
         312/394-4321




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Item 5.  Other Events


Commonwealth Edison Company ("ComEd"), a subsidiary of Unicom Corporation, issued a news release on May 27, 1999 (a copy of which is filed as an exhibit to this report and is hereby incorporated by reference) announcing that the Illinois legislature passed a bill which modifies certain provisions of the Illinois Electric Service Customer Choice and Rate Relief Law of 1997. The bill requires the signature of the Governor of Illinois to be enacted into law.

Forward-Looking Statement: The statement in the attached press release regarding projected earnings per share is a forward-looking statement that involves risks and uncertainties. Actual results could differ materially as a result of such factors as
(a) unforeseen developments in the market for electricity in Illinois resulting from regulatory changes, the influence of developments in the regulatory environments in other Midwestern states, adverse weather conditions and changes in the overall economy, any or all of which may affect ComEd's sales of electricity, and (b) the capacity factor of ComEd's nuclear generating stations, which may affect ComEd's electricity generation and purchased power costs.

                           SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                                      UNICOM CORPORATION
                                          (Registrant)


Date: May 27, 1999        By:           John C. Bukovski
                                    ------------------------
                                        John C. Bukovski
                                     Senior Vice President





                                   COMMONWEALTH EDISON COMPANY
                                          (Registrant)


Date: May 27, 1999       By:            John C. Bukovski
                                    -------------------------
                                        John C. Bukovski
                                     Senior Vice President

                    EXHIBIT INDEX


Exhibit
Number         Description of Exhibit


1.   None

2.   None

4.   None

16.  None

17.  None

20.  None

23.  None

24.  None

27.  None

99.  News release dated May 27, 1999 issued by Commonwealth
     Edison Company